For Immediate Release

Media Contact	Investor Contacts
Ronald Margulis	Todd Mitchell
RAM Communications	Park City Group
908-272-3930	435-645-2216
ron@rampr.com	investor-relations@parkcitygroup.com

Ian Corydon/Brett Maas
Hayden IR
PCYG@haydenir.com
310-571-9988 (Ian)/646-536-7331 (Brett)

ReposiTrak® MarketPlace Reaches $1 Million Quarterly Revenue Run Rate

Innovative B2B eCommerce MarketPlace
Surpasses Initial Expectations as Success Team Drives Engagement

Salt Lake City, June 18, 2018 – Park City Group, Inc. (NASDAQ:PCYG) announces that MarketPlace, ReposiTrak’s unique vendor sourcing platform, is on track to generate close to $1 million in revenue for the quarter ending June 30, 2018.

“The MarketPlace launch represents the most successful new product introduction we have ever completed, and we thought it was important to provide an interim update on our progress,” said Randy Fields, Chairman and CEO of ReposiTrak. “We have shifted resources and focused our Success Team on MarketPlace as retailers aggressively look for solutions to combat increasing competitive pressure from online retailers. The revenue ramp of MarketPlace is running well ahead of our Compliance Management offering at the same point after its launch, giving us increasing confidence in the market opportunity.”

MarketPlace is a complete B2B commerce solution that enables retailers to source, sample, onboard and place orders with new suppliers which are pre-vetted for their compliance characteristics as members of ReposiTrak’s industry leading compliance network. MarketPlace retailers can rapidly identify hot new products and expand locally-sourced selections to drive higher sales and shopper loyalty, while suppliers use their ReposiTrak compliance status to gain incremental sales.

About Park City Group and ReposiTrak®
Park City Group (NASDAQ: PCYG) is a Software-as-a-Service (“SaaS”) provider that brings visibility to the consumer goods supply chain through its ReposiTrak, Inc. subsidiary. ReposiTrak is The Speed Retail Platform, with three product families; Compliance & Risk Management, Supply Chain Solutions, and MarketPlace Sourcing and B2B Commerce. The platform provides retailers and suppliers with a robust solution suite to help enhance operational control and increase sales, while enabling them to protect their brands, reduce risk and remain in compliance with regulatory requirements. More information is available at www.parkcitygroup.com and at www.repositrak.com.

Forward-Looking Statements
The statements in this press release that are not historical facts are forward-looking statements, as defined in the U.S. Private Securities Litigation Reform Act of 1995, that are based on current expectations and are subject to risks and uncertainties that could cause actual future results to differ materially from those expressed or implied by such statements. Words such as "anticipate," "believe," "estimate," "expect," "forecast," "intend," "may," "plan," "project," "predict," "if", "should" and "will" and similar expressions as they relate to Park City Group, Inc. ("Park City Group" or the “Company”) are intended to identify such forward-looking statements. Park City Group may from time to time update these publicly announced projections, but it is not obligated to do so. Any projections of future results of operations, including those related to ReposiTrak® and MarketPlace, should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. Specific disclosure relating to Park City Group, including management's discussion and analysis of the Company’s financial condition and results from operations, are contained in the Company's quarterly report on Form 10-Q for the fiscal quarter ended March 31, 2018 and other reports filed or to be filed with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K for the year ending June 30, 2018. For a discussion of such risks and uncertainties, see "Risk Factors" in Park City's annual report on Form 10-K for the year ended June 30, 2017, its subsequent quarterly reports on Form 10-Q, and its other reports filed with the SEC under the Securities Exchange Act of 1934, as amended. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.